Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
Board of Directors PeopleSupport, Inc. Los Angeles, California
      We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-120150 and 333-115328) of PeopleSupport, Inc. of our reports dated February 22, 2005, relating to the consolidated financial statements and to the financial statement schedule, which appear in this Form  10-K.

/s/ BDO Seidman, LLP
Los Angeles, California
March 29, 2005